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                                  EXHIBIT 23.3

                   CONSENT OF LEVINE, ZEIDMAN & DAITCH, P.C.,



We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our report dated February 24, 1992 relating to the financial statements of Star-Tek, Inc. for the year ended December 31, 1991 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1994.

/s/ Levine, Zeidman & Daitch, P.C.

LEVINE, ZEIDMAN & DAITCH, P.C.

Wellesley Hills, Massachusetts
June 14, 1995